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                                                                    Exhibit 23.3


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-23307) of Alarmguard Holdings, Inc. of our report dated May 23, 1996, except as to the Reverse Stock Split discussed in Note 1, which is as of June 25, 1997, appearing on page 20 of Triton Group Ltd.'s Annual Report on Form 10-K for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Diego, California
June 25, 1997